SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549



                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported) February 4, 2000
                                                    ----------------



                    GENERAL EMPLOYMENT ENTERPRISES, INC.
                    ------------------------------------
           (Exact name of registrant as specified in its charter)



   Illinois                         1-5707                 36-6097429
   ----------------------------------------------------------------------
   (State or other               (Commission           (IRS Employer
   jurisdiction of               File Number)       Identification No.)
    incorporation)


   Oakbrook Terrace Tower, One Tower Lane, Suite 2100,
   Oakbrook Terrace, Illinois                                    60181
   ----------------------------------------------------------------------
   (Address of principal executive offices)                    (Zip Code)



                               (630) 954-0400
   ----------------------------------------------------------------------
             Registrant's telephone number, including area code)



                               Not Applicable
   ----------------------------------------------------------------------
        (Former name or former address, if changed since last report)



   ITEM 5.   OTHER EVENTS

        On February 4, 2000, the Board of Directors of GENERAL EMPLOYMENT ENTERPRISES, INC. (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock, without par value (the "Common Stock"), of the Company to the stockholders of record on February 22, 2000 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a price of $21.50 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"). The Rights replace the share purchase rights which were initially distributed to the Company's stockholders by a dividend in 1990 and which expired by their own terms on February 22, 2000.

        Initially following the Record Date, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate Rights Certificates will be distributed. Unless previously redeemed by the Board in accordance with the Rights Agreement, the Rights will separate from the Common Stock and the "Distribution Date" will occur upon the earlier of (i) the tenth business day following the Stock Acquisition Date (as defined below) or (ii) the tenth business day after the commencement or announcement of an intention to make a tender offer or exchange offer which would result in any person or group of affiliated or associated persons becoming, without the prior consent of the Company, an Acquiring Person (as defined below).

        The "Stock Acquisition Date" is defined as the first date of public announcement by the Company or an Acquiring Person that any person or group (other than certain exempt persons or groups including certain "grandfathered" stockholders) has become the beneficial owner of 10% or more of the shares of Common Stock then outstanding (such person or group being called an "Acquiring Person").

        Following the Record Date and until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and
   (iii) the surrender for transfer of any certificate for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

        The Rights will not be exercisable until the Distribution Date and will expire at the close of business on February 22, 2010, unless earlier redeemed by the Company as described below.

        As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter,

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   the separate Rights Certificates alone will represent the Rights.
   Except as otherwise determined by the Board, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

        In the event (a "Flip-in Event") that any person, at any time after the date of the Rights Agreement, becomes an Acquiring Person, each holder of a Right thereafter will have the right to receive, upon exercise thereof, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a Flip-in Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person, any of its associates or affiliates, and certain of its transferees, will be null and void. Moreover, the Rights will not be exercisable following the first occurrence of a Flip-in Event until such time as the Rights are no longer redeemable by the Company as described below.

        In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction or (ii) 50% or more of the Company's assets or earning power is sold or transferred (each, a "Flip-over Event"), each holder of a Right (except Rights which previously have been voided as described above) shall thereafter have the right to receive, upon exercise thereof, common stock or other securities of the acquiring company having a value equal to two times the Purchase Price.

        The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time in accordance with customary anti-dilution provisions.

        With certain exceptions, no adjustment to the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares will be issued. Instead, a cash payment will be made in lieu of fractional shares based on the market price of the Common Stock on the last trading day prior to the date of exercise.

        At any time after the Rights become exercisable for Common Stock, the Board may exchange the unexercised Rights (other than Rights owned by any Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock (or of a share of a class or series of the Company's stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

        The Board is empowered to redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price") at any time before the earlier of (i) the close of business on the tenth business day following the Stock Acquisition Date or (ii) the final expiration date of the Rights. Immediately upon the action of the

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   Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) or for common stock of an acquiring company as set forth above.

        The Board of Directors of the Company may amend the Rights Agreement. After the Distribution Date, however, the Board of Directors of the Company may amend the Rights Agreement only to cure any ambiguity, to cure any defective or inconsistent provisions, to make changes which do not adversely affect the interest of the holders of the Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person) or to shorten or lengthen any time period under the Rights Agreement; provided that no amendment to adjust the time period governing redemption may be made at any time when the Rights are not redeemable. In addition, no supplement or amendment may be made which changes the Redemption Price, the final expiration date, the purchase price or the number of shares of Common Stock for which a Right is exercisable, unless at the time of such supplement or amendment certain events have not occurred and such supplement or amendment does not adversely affect the interests of the holders of Rights certificates (other than an Acquiring Person or an affiliate or associate of an Acquiring Person).

        The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company unless the acquisition is conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination properly approved by the Board.

        A copy of the Rights Agreement was filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available to all Rights holders free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which is hereby incorporated by this reference.








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   ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
             AND EXHIBITS

             4.1 Rights Agreement, dated as of February 4, 2000, between General Employment Enterprises, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 1 to General Employment Enterprise, Inc.'s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 7, 2000).











































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                                  SIGNATURE
                                  ---------


        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 GENERAL EMPLOYMENT ENTERPRISES, INC.
                                            (Registrant)


                                 By:  /s/ Herbert F. Imhoff
                                     --------------------------------
                                      Name:  Herbert F. Imhoff
                                      Title:  Chairman of the Board and
                                                Chief Executive Officer

   Dated:    February 4, 2000

































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                                EXHIBIT INDEX
                                -------------



   Exhibit No.         Description
   -----------         -----------

       4.1 Rights Agreement, dated as of February 4, 2000, between General Employment Enterprises, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit
                       4.1 to General Employment Enterprise, Inc.'s
                       Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 7,
                       2000).





































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